Exhibit 99.1 CONTACT: Jeff Finn, AFC (707) 794-7555 (888) 875-7555 investor.relations@afc.com www.afc.com
FOR IMMEDIATE RELEASE

AFC Reports First Quarter 2004 Financial Results

PETALUMA, Calif., April 28, 2004—AFC® (Nasdaq: AFCI), The Acronym for AccessSM, today reported financial results for the first quarter ended March 31, 2004.

Revenues for the first quarter of 2004 were $92.8 million on a generally accepted accounting principles (GAAP) basis. Revenues generated by North American Access (NAA), a business unit of Marconi Communications, Inc., were included in first quarter results from the February 20, 2004 acquisition date through quarter end. Revenues in the fourth quarter of 2003 were $84.8 million. Revenues for the first quarter of 2003 were $80.5 million.

Net loss for the first quarter of 2004 was $2.7 million, or $0.03 loss per share. The first quarter of 2004 included costs associated with the acquisition of NAA. Net income in the fourth quarter of 2003 was $5.7 million, or $0.06 per share. Net income for the first quarter of 2003 was $8.3 million, or $0.10 per share.

Net income for the core business, which excludes certain acquisition-related items, was $8.5 million, or $0.09 per share, for the first quarter of 2004, compared with $8.6 million, or $0.10 per share, for the fourth quarter of 2003. Core business net income for the first quarter of 2003 was $7.9 million, or $0.09 per share.

Reconciliations between GAAP results and core business results are provided immediately following the condensed consolidated statements of cash flows. The reconciling items between GAAP results and core business results in the first quarter of 2004 were primarily related to the NAA acquisition and also included amortization of intangible assets from the AccessLan Communications, Inc. acquisition in 2002. These core business measures are not in accordance with, or alternatives to, GAAP, and may be different from measures used by other companies. We believe core business results help investors better understand the financial performance of our core business. We also believe core business results provide a more consistent and useful basis for comparison between periods and for making projections. AFC management primarily uses core business results for budgeting purposes, reviewing business performance and making investment decisions.

“During the quarter we closed the acquisition of NAA. We have already made good progress on integrating the new operations with the rest of AFC’s business and we are optimistic regarding the opportunities for our newly expanded company,” said John Schofield, chairman, president and chief executive officer at AFC.

“Also during the quarter, we signed a multiyear agreement with Verizon as the primary supplier of the central office and premises electronics, or “active” elements, for its planned deployment of high-speed, high-capacity Fiber-to-the-Premises (FTTP) systems. AFC’s FiberDirectSM solution facilitates the rapid build out of an all-fiber network with virtually unlimited bandwidth to business and residential customers.

“After a relatively slow start to the year, we are encouraged by the improving tone of business with which we exited the quarter and the increased level of interest from our customers in our DSL and FTTP products,” concluded Schofield.

Today’s Earnings Conference Call and Webcast

AFC will discuss its first quarter 2004 results on a conference call and audio webcast scheduled today, April 28, at approximately 1:30 p.m. Pacific time. U.S. callers can access the conference call at (800) 211-3767 and international callers may dial (312) 461-0745. The audio webcast will be simultaneously available online at: http://www.afc.com/investors/investors.asp.

The conference call replay will be available for approximately 72 hours following the call. U.S. callers can access the replay by dialing (800) 839-6713 and entering pass code 6226404. International callers may dial (402) 220-2306 and enter pass code 6226404. An audio webcast replay will also be available at http://www.afc.com/investors/investors.asp for approximately 12 months following the original call.

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About AFC

Headquartered in Petaluma, Calif., AFC is a leading provider of broadband access solutions for the global telecommunications industry. With a customer base of more than 800 service providers worldwide, AFC continues to build and support the world’s evolving broadband access network architecture. Advanced Fibre Communications, Inc., AFC, and the AFC logo are registered trademarks of Advanced Fibre Communications, Inc. The Acronym for Access and FiberDirect are service marks of Advanced Fibre Communications, Inc. Copyright 2004. All rights reserved. Any other trademarks are the property of their respective owners. For more information, visit AFC online at www.afc.com or call 1-(800) 690-AFCI.

Forward-Looking Statements

Except for historical information contained in this press release, the foregoing contains forward-looking statements, including statements concerning the expected synergies from our acquisition of NAA and the expectation that demand for AFC’s broadband access solutions will grow. These statements involve risks and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including the risks and uncertainties relating to growth in demand for broadband services; that AFC will not be able to successfully integrate NAA products and employees into AFC; that AFC’s new products will not achieve anticipated market acceptance; the quantity and timing of orders under the Verizon contract; and that AFC will experience increased competition due to its expanded product offering. Information about potential factors that could affect AFC’s financial results is included in AFC’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenues	$92,784	$80,452
Cost of revenues	45,504	40,853

Gross profit	47,280	39,599

Operating expenses:
Research and development	17,625	15,944
Sales and marketing	11,138	9,776
General and administrative	8,063	5,940
In-process research and development	14,000	—
Amortization of acquired intangibles	1,949	793
Integration costs	1,113	—

Total operating expenses	53,888	32,453

Operating income (loss)	(6,608)	7,146
Other income:
Interest income, net	2,916	2,551
Unrealized gains on Cisco investment	—	1,356
Other	14	40

Total other income, net	2,930	3,947

Income (loss) before income taxes	(3,678)	11,093
Income taxes (benefit)	(993)	2,773

Net income (loss)	$(2,685)	$8,320

Basic net income (loss) per share	$(0.03)	$0.10

Shares used in basic per share computations	87,628	84,901

Diluted net income (loss) per share	$(0.03)	$0.10

Shares used in diluted per share computations	87,628	86,174

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$124,587	$246,552
Cisco marketable securities	247,090	250,786
Other marketable securities	482,877	594,230
Accounts receivable, net	75,664	54,464
Inventories, net	38,345	18,959
Other current assets	33,595	27,026

Total current assets	1,002,158	1,192,017
Property and equipment, net	58,333	43,762
Goodwill	190,491	55,883
Other acquired intangible assets, net	81,902	1,639
Other assets	26,532	24,415

Total assets	$1,359,416	$1,317,716

Liabilities & stockholders’ equity
Current liabilities:
Accounts payable	$26,625	$11,112
Accrued liabilities	52,725	39,605
Cisco securities loans payable	247,090	250,786
Current taxes payable	30,151	26,989

Total current liabilities	356,591	328,492
Long-term liabilities	3,797	4,068
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	880	871
Additional paid-in capital	392,712	376,394
Deferred compensation	(18)	(29)
Accumulated other comprehensive income	1,779	1,560
Retained earnings	604,515	607,200
Treasury stock	(840)	(840)

Total stockholders’ equity	999,028	985,156

Total liabilities and stockholders’ equity	$1,359,416	$1,317,716

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(2,685)	$8,320
Adjustments to reconcile net income to net cash provided by operating activities:
In-process research and development	14,000	—
Deferred income taxes	(7,289)	(226,567)
Depreciation and amortization	6,326	5,074
Current income taxes	3,162	221,102
Tax benefit from option exercises	3,092	1,947
Reserve for returns, rebates and credits	2,771	14
Interest receivable	1,886	(2,821)
Reserve for purchase commitments	(1,028)	(2,000)
Reserves for inventory write-down	(374)	2,236
Other non-cash adjustments to operating income	5	(2)
Cash proceeds from settlement of Cisco hedge contracts	—	656,167
Unrealized gains on Cisco investment	—	(1,356)
Allowance for doubtful accounts	—	150
Changes in operating assets and liabilities:
Accounts receivable	(6,899)	(16,893)
Inventories	(6,590)	5,116
Other current assets	1,145	18,681
Other assets	(68)	(122)
Accounts payable	(927)	2,993
Accrued and other liabilities	(5,014)	(7,410)

Net cash provided by operating activities	1,513	664,629

Cash flows from investing activities:
Purchases of other marketable securities	(1,320,357)	(422,292)
Sales of other marketable securities	1,087,915	160,517
Maturities of other marketable securities	342,260	21,632
Acquisition	(241,837)	—
Purchases of property and equipment, net of disposals	(2,694)	(2,761)
Investment in privately-held company	(2,000)	—

Net cash used in investing activities	(136,713)	(242,904)

Cash flows from financing activities:
Proceeds from common stock issuances	13,235	6,032

Net cash provided by financing activities	13,235	6,032

Increase (decrease) in cash and cash equivalents	(121,965)	427,757
Cash and cash equivalents, beginning of period	246,552	94,754

Cash and cash equivalents, end of period	$124,587	$522,511

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2004
		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results
Revenues	$92,784		$92,784
Cost of revenues	45,504		45,504

Gross profit	47,280		47,280

Operating expenses:
Research and development	17,625		17,625
Sales and marketing	11,138		11,138
General and administrative	8,063		8,063
In-process research and development	14,000	(14,000) [1]	—
Amortization of acquired intangibles	1,949	(1,949) [2,3]	—
Integration costs	1,113		1,113

Total operating expenses	53,888	(15,949)	37,939

Operating income (loss)	(6,608)	15,949	9,341
Other income:
Interest income, net	2,916		2,916
Other	14		14

Total other income, net	2,930		2,930

Income (loss) before income taxes	(3,678)	15,949	12,271
Income taxes (benefit)	(993)	4,797	3,804

Net income (loss)	$(2,685)	11,152	$8,467

Basic net income (loss) per share	$(0.03)		$0.10

Shares used in basic per share computations	87,628		87,628

Diluted net income (loss) per share	$(0.03)		$0.09

Shares used in diluted per share computations	87,628		90,156

Notes:

1) Adjustment arose from the write-off of in-process research and development costs upon acquisition of North American Access (NAA) in February 2004.

2) Adjustment of $1,655 arose from the amortization of intangible assets acquired in the NAA acquisition.

3) Adjustment of $294 arose from the amortization of intangible assets acquired in the acquisition of AccessLan Communications, Inc. (AccessLan) in 2002.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2003
		Adjustments
		from GAAP		Core Business
	GAAP Results	to Core Results		Results
Revenues	$84,753			$84,753
Cost of revenues	42,001	1,273	[1,2]	43,274

Gross profit	42,752	(1,273)		41,479

Operating expenses:
Research and development	15,981	(513)	[3]	15,468
Sales and marketing	10,316	(21)	[3]	10,295
General and administrative	7,273	(487)	[3]	6,786
Amortization and write down of acquired intangibles	3,047	(3,047)	[4,5]	—
Integration costs	170			170

Total operating expenses	36,787	(4,068)		32,719

Operating income	5,965	2,795		8,760
Other income (expense):
Interest income, net	2,649			2,649
Other	(977)	1,000	[6]	23

Total other income	1,672	1,000		2,672

Income before income taxes	7,637	3,795		11,432
Income taxes	1,909	949		2,858

Net income	$5,728	2,846		$8,574

Basic net income per share	$0.07			$0.10

Shares used in basic per share computations	86,963			86,963

Diluted net income per share	$0.06			$0.10

Shares used in diluted per share computations	89,373			89,373

Notes:

1) Adjustment of $1,411 arose from a change in warranty estimate methodology.

2) Adjustment of ($138) related to leased facility write-offs resulting from a workforce reduction initiated in 2003.

3) Adjustments related to leased facility write-offs resulting from a workforce reduction initiated in 2003.

4) Adjustment of $247 arose from the amortization of intangible assets acquired in the AccessLan acquisition.

5) Adjustment of $2,800 related to the impairment and write-down of a completed technology asset.

6) Adjustment related to the impairment and write-down of an investment in a privately-held company.

ADVANCED FIBRE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP RESULTS TO CORE BUSINESS RESULTS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2003
		Adjustments
		from GAAP	Core Business
	GAAP Results	to Core Results	Results
Revenues	$80,452		$80,452
Cost of revenues	40,853		40,853

Gross profit	39,599		39,599

Operating expenses:
Research and development	15,944		15,944
Sales and marketing	9,776		9,776
General and administrative	5,940		5,940
Amortization of acquired intangibles	793	(793) [1]	—

Total operating expenses	32,453	(793)	31,660

Operating income	7,146	793	7,939
Other income:
Interest income, net	2,551		2,551
Unrealized gains on Cisco investment	1,356	(1,356) [2]	—
Other	40		40

Total other income	3,947	(1,356)	2,591

Income before income taxes	11,093	(563)	10,530
Income taxes	2,773	(141)	2,632

Net income	$8,320	(422)	$7,898

Basic net income per share	$0.10		$0.09

Shares used in basic per share computations	84,901		84,901

Diluted net income per share	$0.10		$0.09

Shares used in diluted per share computations	86,174		86,174

Notes:

1) Adjustment arose from the amortization of intangible assets acquired in the AccessLan acquisition.

2) Adjustment arose from income generated by Cisco securities holdings and related hedge contracts.